Exhibit 10.5

RITCHIE BROS. AUCTIONEERS INCORPORATED

(the “Company”)

NON-EXECUTIVE DIRECTOR LONG TERM INCENTIVE PLAN

1.	Commencement of the Plan

This Non-Executive Director Long Term Incentive Plan (the “Plan”) commenced on March 1, 2009 (with the first contribution relating to 2008). The purpose of the Plan is to facilitate non-executive directors of the Company to invest in common shares of the Company (“Common Shares”).

2.	Eligibility

Any non-executive director of the Company from time to time is eligible to become a participant of the Plan (“Eligible Person”).

3.	Enrolment

In order to become a participant of the Plan (a “Participant”), an Eligible Person must sign a participation form and other necessary documents as required by the Company (the “Participation Documentation”). Participation Documentation is available from the Corporate Secretary of the Company. As part of the Participation Documentation, a Participant can specify that all Common Shares held by the Administrator (as defined below) for him under the Plan shall be held in a joint account for him/her and his/her spouse, as joint tenants and if such specification is made, the Participant and the Participant’s spouse shall both sign the Participation Documentation and be bound by the terms and conditions of this Plan.

4.	Contributions

The Company will pay part of the annual director retainer fee in an amount to be determined by the Board of Directors in respect of the 2008 director fee for each Participant less any source deductions as required and in the amount of US$60,000 less any source deductions as required (with adjustments and modifications as the Board of Directors of the Company may approve from time to time) for each Participant (other than a Participant who is the Chairman of the Board of Directors of the Company) every year thereafter to the Administrator as contribution by such Participant into the Plan and the Company will pay part of the annual retainer fee for the Chairman of the Board of Directors in an amount to be determined by the Board of Directors in respect of the 2008 retainer fee and in the amount of US$80,000 less any source deductions as required (with adjustments and modifications as the Board of Directors of the Company may approve from time to time) for a Participant who is the Chairman of the Board of Directors of the Company every year thereafter to the Administrator as contribution by such Participant into the Plan (in each case the “Contribution” for the relevant Participant). Such Contribution for each Participant will be paid by the Company to the Administrator for the accounts of the Participants the year after such retainer as a director or the Chairman of the Board is earned at the same time when the Company pays the annual contribution into the Company’s Executive Long Term Incentive Plan or such other date as the Board of Directors may from time to time approve, provided that notwithstanding the above, the first date of payment under this Plan will be in March 2009 in respect of retainer fee for 2008 (the “Contribution Date”).

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5.	The Administrator and Establishment of Participants’ Accounts

(a)	The Administrator. The administrator of the Plan will be Canadian Western Trust (the “Administrator”). The Company may change the Administrator to any other person at any time.

(b)	Establishment of Accounts. The Administrator shall establish and maintain:

(i)	an individual securities account (a “Personal Securities Account”) for each Participant to record the number of Common Shares of the Company and other assets held by the Administrator on behalf of the Participant (showing year of acquisition, costs and other relevant details) as appropriate; and

(ii)	an individual cash account (a “Personal Cash Account”) for each Participant to record cash received from or on behalf of and distributed out to or on behalf of each Participant by the Administrator from time to time under this Plan in the relevant currency.

6.	Use of Contributions

A Participant’s Contribution in a particular year shall be paid by the Company to the Administrator on the Contribution Date and the Administrator shall apply such Contribution pursuant to the Participation Documentation towards the acquisition of Common Shares in the manner provided below during the Price Determination Period (as defined below). The Price Determination Period (the “Price Determination Period”) for a particular year shall commence on the first day of the first trading window of that fiscal year under the Company’s Policy regarding Securities Trades by Company Personnel (“Insider Trading Policy”) that remains open for at least 5 days on which the New York Stock Exchange is open for trading (“Business Days”) (which is usually the 4th Business Day following the day when the Company issues the press release relating to the results of the immediately preceding fiscal year). The Price Determination Period shall end on the last day of the first trading window for that year under the Company’s Insider Trading Policy that remains open for at least 5 Business Days (the “Price Determination End Day”), which is usually the 11th Business Day prior to the first quarter end of the Company in that year. For the purpose of this Plan, the Board of Directors shall have the absolute authority to determine and confirm the exact commencement and end dates of the Price Determination Period for a particular year and such determination and confirmation shall be final and conclusive.

The Administrator shall use the Participant’s Contribution in a particular year to purchase Common Shares during the Price Determination Period on the New York Stock Exchange and such purchases are made by the Administrator as agent for and on behalf of the Participants. The Administrator shall have sole discretion over the timing and quantum of individual trades needed to accumulate the shares necessary to invest the combined Contributions of all Participants for the relevant year towards purchase of Common Shares. The Administrator will, to the extent reasonably practicable, attempt to make the purchases in a manner that does not disrupt the orderly market for the Common Shares. The Administrator may in its discretion choose to have the Common Shares purchased under this Plan registered in the name of the Canadian Depository for Securities Ltd or a comparable depository company in the United States of America.

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7.	Allocation of Common Shares to Personal Securities Accounts

Each year, following the full application of all Participant’s Contributions in purchasing Common Shares, the Administrator shall allocate the Common Shares acquired each day during the Price Determination Period by allocating and crediting to the Personal Securities Accounts of each of the Participants, the number of Common Shares that is equal to the product of (a) the quotient obtained by dividing such Participant’s aggregate Contribution for that year by the sum of the Contributions of all Participants for that year, and (b) the total number of Common Shares purchased by the Administrator on that day (partial share to be rounded at the Administrator’s sole discretion). Payment for such Common Shares will be made by the Administrator using Contributions received from the Participants pursuant to section 4 above. Subject to following the provisions relating to allocation under this section, the Administrator shall have absolute discretion in allocating the Common Shares acquired under this Plan among the Participants, notwithstanding that the Common Shares subject to allocation may have different acquisition costs and the allocation by the Administrator of such Common Shares shall be final and binding on all Participants unless there are manifest calculation errors. The Administrator shall record the number of Common Shares so purchased and allocated, the cost base and the date of acquisition in such Participant’s Personal Securities Account. The Administrator shall hold all Common Shares and other assets recorded in the Participants’ Personal Securities Account and Personal Cash Account in accordance with and subject to the terms and conditions of this Plan.

8.	Dividends and Distributions

All cash dividends and distributions on the Common Shares held by the Administrator on behalf of the Participants shall be credited to such Participant’s Personal Cash Account and all non-cash dividends or distributions on the Common Shares held by the Administrator on behalf of each of the Participants shall be credited to such Participants’ Personal Securities Account. All cash or other distributions received and held by the Administrator and credited to the Participant’s Personal Cash Account or Personal Securities Account shall be paid or transferred to the Participant by the Administrator as soon as practicable after receipt of the same in accordance with the Administrator’s records, subject to deduction or satisfaction of any applicable withholding tax as determined to be necessary in the sole discretion of the Administrator.

9.	Share Withdrawal

(a)	Notice of Withdrawal. Subject to the provisions hereunder, a Participant (or his legal representative) may elect to make withdrawals from his or her Personal Securities Account and receive all or part of the Common Shares in his or her Personal Securities Account at the end of any month by providing at least one month’s notice to the Company’s Corporate Secretary in the prescribed form as from time to time specified by the Administrator and delivered in accordance with section 22 hereunder (the “Withdrawal Election”), provided that at least one of the following conditions is satisfied:

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(i)	the Participant has for any reason (including but not limited to resignation, death or termination for cause) ceased to be a director of the Company; or

(ii)	the Chief Executive Officer and Chairman of the Board of Directors have approved such withdrawal by a Participant, whether for extreme hardship or otherwise.

(b)	Withdrawal Election - Personal Securities Account. No Participant shall be entitled to elect to make a Withdrawal Election more than once in a calendar year unless specifically approved in writing by the Chief Executive Officer and Chairman of the Board of Directors. Upon receipt of a valid Withdrawal Election, the Administrator and the Company will cause to be issued a share certificate representing the number of whole Common Shares in the Participant’s Personal Securities Account specified in the Withdrawal Election registered in the name of the Participant or as otherwise directed by the Participant and shall deliver such certificate to the Participant at an address specified in the Withdrawal Election. Alternatively, if a Participant specifies in the Withdrawal Election that the Common Shares withdrawn shall be issued to a depository agent for his account, the Company will cause such Common Shares to be issued in accordance with such instructions on the Withdrawal Election and evidence of such issuance shall constitute full discharge of the obligations of the Company to the Participant under this section.

10.	Termination of Directorship

(a)	Unless specified otherwise in writing by the Chief Executive Officer and the Chairman of the Board of Directors, if a Participant ceases to be a director of the Company, including but not limited to, resignation, failure to be re-elected or retirement, the Participant shall be deemed to have ceased to be a Participant in the Plan effective from the date when the Participant ceases to be a director of the Company (the “Cessation Date”). Upon receipt of notification from the Company that such cessation occurs and if the Administrator does not receive a Participant’s Withdrawal Election pursuant to section 9, the Administrator shall within a reasonable time send to the Participant a share certificate registered in the Participant’s name representing all Common Shares recorded in the Participant’s Personal Securities Account and any other cash or assets recorded in the Participant’s Personal Cash Account, all as of the Cessation Date. If a Participant’s Withdrawal Election pursuant to section 9 is received by the Administrator from such Participant within 30 days of the Cessation Date, the Administrator shall carry out the instructions contained therein within 10 Business Days of receipt of same and transfers shall be made to that Participant or as he directs within 10 Business Days.

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(b)	Settlement in the manner provided in subparagraph 10(a) shall serve as full discharge of all obligations of the Company and the Administrator to a Participant under the Plan.

11.	Death of a Participant

If a Participant should die during any period of directorship, subject to requirements of applicable law (as determined by the Company), the beneficiary designated by a Participant in the Participation Documentation or the estate of the deceased Participant, as the case may be, shall be entitled to receive all Common Shares, assets and cash recorded in the Participant’s Personal Securities Account and Personal Cash Account, respectively. A married Participant’s designation of a non-spouse beneficiary shall be effective only to the extent that the Participation Documentation includes the spouse’s consent to such designation, in a form acceptable to the Company, where such consent is required by applicable law. Nothing herein shall require the Company or the Administrator to transfer any Common Shares or assets in a Participant’s Personal Securities Account or Personal Cash Account to any person if in the sole opinion of the Company, such transfer may be in breach of applicable laws or would result in liabilities to the Company.

12.	Plan Administrator Duties

No amendment, change or modification shall be made to the Plan which will, without the Administrator’s written consent, alter the duties of the Administrator under the Plan.

13.	Administrator and Costs

The Company shall appoint the Administrator and shall enter into an agreement with such Administrator as the Company deems appropriate. The Administrator shall not be liable to any Participant for any loss resulting from a decline in the market value of any securities held by the Administrator on behalf of the Participants under this Plan. The Company shall be responsible for all costs and administration fees relating to the design, set up, implementation and administration of this Plan.

14.	Conclusive Records

The Administrator shall keep or cause to be kept such records and open and maintain accounts in the names of the Participants as may be necessary or appropriate for the efficient and effective administration of the Plan. Records of the Administrator and the Company shall be conclusive as to all matters involved in the administration of the Plan.

15.	Account Statements

Each Participant shall receive a statement of account detailing all transactions recorded in the Participant’s Personal Securities Account and Personal Cash Account by the Administrator semi-annually as at June 30 and December 31 of each year. The Administrator shall issue to all Participants, on a timely basis, the income tax reporting information which is required by applicable tax legislation. A tax form reflecting investment income shall be sent annually to each Participant.

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16.	Reports to Participants and Voting

The Administrator and the Company will arrange for each Participant to receive all communications provided to shareholders of the Company, including notices of meetings of holders of Common Shares. A Participant may vote by proxy at a meeting of shareholders of the Company in respect to those Common Shares held on his behalf by the Administrator in his Personal Securities Account at the record date for such meeting and the Administrator shall arrange for appropriate proxies to be executed and delivered to the Participant or the Company to effect this. For any offer, proposal or arrangement made in respect of the Common Shares, the Administrator shall send to the Participants all notices, information circulars and other documents received by it relating thereto and shall seek and carry out the instructions from the Participant in relation thereto, except that if any such instruction involves the withdrawal of Common Shares from the Participant’s Personal Securities Account, the provisions under this Plan including but not limited to section 9, will apply and such instructions will be carried out to the extent consistent therewith.

17.	Change or Termination of the Plan

The terms of the Plan are subject to various regulatory and other approvals, consents or requirements as may be applicable from time to time. Accordingly, the Plan may be amended or suspended to comply with such approvals, consents or requirements without prior consultation or approval from the Participants. While the Company has every intention of continuing the Plan, the Board of Directors may at any time, subject to regulatory approval and applicable laws, amend or discontinue the Plan in any manner it deems advisable. If the Plan is discontinued, Common Shares and cash held by the Administrator on behalf of each Participant in the Participant’s Personal Securities Account and Personal Cash Account shall be distributed to each Participant as if termination of each Participant’s directorship had occurred.

18.	No Entitlement

This Plan and participation in this Plan will not give any Participant any right or claim to any benefit except to the extent specifically provided for in the Plan and for clarification purpose, this Plan and participation therein does not confer on any Participant any right or entitlement to any bonus payment from the Company.

19.	Applicable Law

The Plan shall be governed, construed and administered in accordance with the laws of the Province of British Columbia.

20.	Assignment and Enurement

(a)	Any benefits payable under the terms of this Plan are for the Participant’s own use and benefit, are not capable of assignment, alienation or surrender without the prior written consent of the Company or as provided for under this Plan, and do not confer upon any Participant, his beneficiary, personal representative, dependent, or any other person, any right or interest in the benefits, if any, capable of being assigned, surrendered, or otherwise alienated.

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(b)	The rights and obligations of the Company, the Administrator and the Participants pursuant to this Plan shall be binding upon and shall enure to the benefit of each Company, the Administrator and the Participants, respectively, and each of their permitted successor and assigns. The rights and obligations of the Administrator and the Participants under this Plan may not be assigned without the consent of the Company. The rights and obligations of the Administrator and the Participants under this Plan may be assigned by the Company to a successor in the business of the Company or to a corporation with which the Company may amalgamate or merge or a corporation resulting from any reconstruction or reorganization of the Company.

21.	Severability and Extended Meaning

If any provisions of this Plan or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of the Plan and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. In this Plan, words importing the singular number only include the plural and vice versa and words importing any gender includes all genders.

22.	Notice

Any Withdrawal Election or any other notice to be given by the Company, the Administrator or any Participant shall be in writing signed by an authorized signatory of the party giving the notice. Any such notice shall be addressed to the relevant party at its address set out below or at such other address as may be notified from time to time in accordance with section 22 and delivered or sent by facsimile to such party:

(a)	If to the Company:

6500 River Road
Richmond, British Columbia
V6X 4G5

Facsimile: 604-273-2405
Attention: Corporate Secretary

(b)	If to the Administrator:

Suite 2200, 666 Burrard Street
Vancouver, British Columbia
V6C 2X8

Facsimile: 604-669-6069
Attention: Managing Director, Fiduciary Operations and Risk Management

(c)	If to a Participant:

As set out in the Participation Documentation.

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Any such notice shall be deemed to have been received at the time of delivery, or time of sending if by facsimile (provided complete transmission is confirmed), provided that any delivery made or facsimile shall be deemed to have been received at 9:00 a.m. (Vancouver time) on the next following Business Day. Any facsimile shall be followed by a delivery of the same document by hand, courier or by mail, provided that notice shall be deemed to have been validly sent by facsimile notwithstanding inadvertent failure to deliver the same document by hand, courier or mail.

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